Exhibit 23.3

RP® FINANCIAL, LC.
Serving the Financial Services Industry Since 1988

September 17, 2010

Boards of Directors
Minden Mutual Holding Company
Minden Bancorp, Inc.
MBL Bank
100 MBL Bank Drive
Minden, Louisiana  71055

Members of the Boards:

We hereby consent to the use of our firm’s name in the Form AC Application for Conversion and Application H-(e)1-s, and any amendments thereto to be filed with the Office of Thrift Supervision, and in the Registration Statement on Form S-1, and any amendments thereto to be filed with the Securities and Exchange Commission.  We also hereby consent to the inclusion of, summary of and reference to our Appraisal and our statement concerning subscription rights and our statement concerning liquidation rights in such filings including the prospectus of Minden Bancorp, Inc.

Sincerely,

/s/ RP Financial, LC.
RP FINANCIAL, LC.

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